STOCK PURCHASE AGREEMENT

                             Dated October 28, 2005

                                 by and between

                            SENTINEL RESOURCES, INC.

                                       and

                              GREAT WEST GOLD, INC.

     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated October 28, 2005, is made and entered into by and between Sentinel Resources, Inc., a Wyoming corporation, with its principal office located at c/o St James Resource Management Limited, 16 Hanover Square, London, W1S 1HT, United Kingdom ("Purchaser") and Great West Gold, Inc. ("Seller").

     WHEREAS, Seller is the sole shareholder of all of the outstanding shares of Golden Sierra Limited ("Golden"). Golden owns one hundred (100%) percent of certain mineral rights relating to the Mockingbird property in Arizona, USA and consisting of 4 claim groups spread over 2,500 acres in Mohave County.

     WHEREAS, Seller desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, all the issued and outstanding shares of Golden ("Shares") on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE I
                         SALE OF SHARES AND CLOSING DATE

     1.01 Shares. Subject to the terms and conditions hereinafter set forth, Purchaser hereby agrees to purchase the Shares from Sellers for the Purchase
Price (as defined below) and Sellers agree to sell the Shares to Purchaser for the Purchase Price.

     1.02 Purchase Price. The purchase price for the Shares shall be 200,000,000 restricted shares of Common Stock of Purchaser to be delivered at the Closing (as that term is defined in paragraph 1.04). The 200,000,000 shares shall be distributed to Seller in the following manner: 102,000,000 to Golden Diversified Mining Resources, Inc., a wholly owned subsidiary of the Seller and the balance of 98,000,000 shares shall be issued to all of the shareholders of the Seller, pro rata, as of November 11, 2005.

     1.03 Liabilities. At the Closing, Golden will have no liabilities of any kind or nature other than the obligations listed as part of on Schedule 2.04 ("Liabilities"). To the extent that any other liabilities or obligations of any kind or nature are not covered by Schedule 2.04, exist at Closing or arise after the Closing related only to activities of Golden prior to Closing, Sellers shall indemnify, defend and hold harmless Purchaser from any such liabilities and obligations, including, without limitation, those items listed on Schedule 2.04 ("Retained Liabilities") and any other liabilities the parties mutually agree in writing to be a Retained Liability.

     1.04 Closing. The closing of the transaction contemplated herein ("Closing") shall take place on October 31, 2005 in the City of London, United Kingdom, or at such other place as Purchaser and Sellers mutually agree at the Closing. At Closing, the following shall be delivered (the "Closing Documents"):

          (a) Purchaser shall deliver to Sellers:

               (i) The payment pursuant to Section 1.02 of this Agreement.

               (ii) A secretary's certificate (or equivalent) certifying the resolutions of the board of directors of Purchaser which, among other things:
(a) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; and (b) approve the purchase of the Shares.

          (b) Sellers shall deliver to Purchaser:

               (i)  Stock   Certificate(s)   representing  all  the  issued  and
outstanding shares of capital stock of Golden together with stock powers thereafter duly endorsed in favor of Purchaser.

               (ii) A good standing for Golden as of the Closing.

               (iii) An opinion of its  counsel in the form  attached  hereto as
Schedule 1.07(b)(v).

     1.05 Further Assurances; Post-Closing Cooperation.

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser within ten
(10) days following such request, as the case may be, such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Shares and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of Sellers' business and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill its obligations under this Agreement.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to its business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any governmental or regulatory authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement, or (v) in connection with any actual or threatened action or proceeding. Further each party agrees for a period extending six (6) years after the Closing not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to its business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Each party to this Agreement agrees to keep such information confidential.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, hereby jointly and severally, represent and warrant to Purchaser as follows:

     2.01 Corporate Existence. Golden is a corporation validly existing and in good standing under the laws of Gibraltar, and has full corporate power and authority to conduct its business and to the extent now conducted.

     2.02 Ownership. Seller owns and is conveying to Purchaser all of its rights, title and interests to the Shares, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Shares shall vest in Purchaser free of all liens and other charges. Seller represent that it owns all of the issued and outstanding shares in Golden.

     2.03 No Conflicts. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby, including, without limitation, the sale of the Shares to Purchaser, shall not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any other agreement to which Seller or Golden is a party, or result in the creation of any lien on any of the Shares or Purchaser. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

     2.04 Accuracy and Completeness of Due Diligence Documents. The documents provided to Purchaser in response to Purchaser's due diligence requests, completely and accurately portray the status of business of Golden as of the Closing and do not include a material misstatement or omission of a material fact which would reasonably likely to have a material adverse effect on Golden or their business. Further, the information included in such responses shall be incorporated herein as an affirmative representation and warranty on the part of Sellers.

     2.05 Claims, Litigation, Disclosure. There is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Seller or Golden, with respect to their business, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

     2.06 Taxes. Except as specifically set forth on Schedule 2.06 (the "Tax Liabilities"), Golden has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes). On or before the Closing Date, Seller shall pay off and satisfy any of the Tax Liabilities which are then due and payable and provide Purchaser with evidence thereof in form satisfactory to Purchaser and its counsel and have granted a reserve adequate to pay any tax liabilities with respect to the operations of the Golden's business prior to the Closing.


                                   ARTICLE III
             REPRESENTATIONS ,WARRANTIES AND COVENANTS OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.01 Corporate Existence. Purchaser is a corporation validly existing and in good standing under the laws of the State of Wyoming, and has full corporate power and authority to conduct its business and to the extent now conducted.

     3.02 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder and under the Closing Documents, are duly and validly authorized by Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

     3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Closing Documents to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Closing Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of any agreement Purchaser is a party to.

     3.04 Claims, Litigation, Disclosure. There is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Purchaser, with respect to its business which would have a material effect on its ability to satisfactorily perform its duties under this Agreement, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

     3.05 Taxes. The Purchaser has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes).

                                   ARTICLE IV
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     4.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement, taken as a whole, shall be true and correct, in all respects material to the validity and enforceability of this Agreement and the Closing Documents and to the condition of the business, on and as of the Closing Date as though made on and as of the Closing or, in the case of representations and warranties made as of a specified date earlier than the Closing, on and as of such earlier date.

     4.02 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

     4.03 Officers' Certificates. Seller shall have delivered to Purchaser two certificates of Seller each dated as of the Closing and executed in the name and on behalf of Seller by the President of the Seller, substantially in the form of
Schedule 4.03.1 annexed hereto, and a certificate executed by the Secretary or any Assistant Secretary of Sellers, substantially in the form of Schedule 4.03.2 annexed hereto.


                                    ARTICLE V
                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

     5.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing.

     5.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                                   ARTICLE VI
                                   TERMINATION

     6.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser; or

          (b) at any time before the Closing, by Seller or Purchaser, in the event that any order or law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Closing Documents, upon notification of the non-terminating party by the terminating party.

     6.02 Effect of Termination. If this Agreement is validly terminated pursuant to this Section, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Purchaser or Seller (or any of their respective officers, directors, employees, agents or other representatives or Affiliates, as the case may be).



                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


         If to Purchaser, to:       Sentinel Resources, Inc.
                                    c/o St James Resource Management Limited
                                    16 Hanover Square
                                    London
                                    United Kingdom
                                    Facsimile No.:  + 44 207 900 6723


         If to Seller to:           Great West Gold, Inc.
                                    c/o St James Resource Management Limited
                                    16 Hanover Square
                                    London
                                    W1S 1HT
                                    United Kingdom
                                    Facsimile No.:  + 44 207 900 6723

         with a copy to:            Anslow & Jaclin, LLP
                                    195 Route 9, Suite 204
                                    Manalapan, New Jersey 07726

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     7.02 Entire Agreement. This Agreement and the Closing Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     7.03 Expenses. Except as otherwise expressly provided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Closing Documents and the transactions contemplated hereby and thereby.

     7.04 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     7.05 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     7.06  No  Assignment;   Binding  Effect.   Purchaser  may  not  assign  its
obligations under this Agreement without the express written consent of Sellers.

     7.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     7.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     7.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.11 Dispute Resolution. Any dispute hereunder shall be resolved by arbitration in Reno, Nevada under the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties hereto. Any and all costs and expenses associated with actions taken pursuant to this Paragraph 7.11 shall be borne by the non-prevailing party.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                          Sentinel Resources, Inc.
                                          as Purchaser

                                          By: /s/ Richard Mark Axtell
                                             ------------------------
                                          Name:  Richard Mark Axtell
                                          Title: President

                                          Great West Gold, Inc.
                                          As Seller

                                          By: /s/ Richard Mark Axtell
                                             ------------------------
                                          Name:  Richard Mark Axtell
                                          Title: President